UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 7, 2015
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

(a)    The Company’s Annual Meeting of Stockholders was held on May 7, 2015.

(b)    At the Annual Meeting, all eleven directors were elected for one-year terms expiring on the date of the Annual Meeting in 2016.  The results of the voting in the election of directors were as follows:

Proposal 1.  Election of nominees for the Board of Directors:

Board Nominees	For	Against	Abstain	Broker Non Votes
Patricia M. Bedient	101,018,069	371,721	889,729	12,608,261
Marion C. Blakey	101,264,313	127,063	888,143	12,608,261
Phyllis J. Campbell	100,790,954	554,640	933,925	12,608,261
Dhiren R. Fonseca	101,251,213	132,237	896,069	12,608,261
Jessie J. Knight, Jr.	100,809,395	516,621	953,503	12,608,261
Dennis F. Madsen	101,017,204	365,736	896,579	12,608,261
Helvi K. Sandvik	96,121,013	5,263,681	894,825	12,608,261
Katherine J. Savitt	100,636,174	765,499	877,846	12,608,261
J. Kenneth Thompson	99,111,143	2,228,899	939,477	12,608,261
Bradley D. Tilden	99,453,041	1,792,310	1,034,168	12,608,261
Eric K. Yeaman	98,459,222	2,882,042	938,255	12,608,261

The results of voting on Proposals 2 through 4 were as follows:

Proposal 2.	A board proposal seeking ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2015:
Number of Votes
For	113,295,099
Against	674,176
Abstain	918,505

Proposal 3.	A board proposal seeking an advisory vote to approve the compensation of the Company’s Named Executive Officers:
Number of Votes
For	100,241,789
Against	958,352
Abstain	1,079,378
Broker Non-votes	12,608,261

Proposal 4.	A shareholder proposal regarding an independent board chairman policy:

Number of Votes
For	20,652,889
Against	80,678,559
Abstain	948,071
Broker Non-votes	12,608,261

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 12, 2015

/s/ Herman L. Wacker
Herman L. Wacker
Vice President Legal and General Counsel